SOUTH CAROLINA                                      Sublease for Suite 210 at
CHARLESTON COUNTY                                   4055 Faber Place Drive
                                                    The Executive Park
                                                    Faber Place


     This Sublease is made this 1st day of August, 1996, by and between ENVIROMETRICS, INC., successor by merger to Trico Envirometrics, Inc. ("Sublessor") and TRICO ENGINEERING CONSULTANTS, INC. ("Sublessee"); and LPC of SC, INC. (a subsidiary of The Liberty Corporation) ("Landlord").

                                   WITNESSETH:

     WHEREAS, Landlord leased approximately 9,094 square feet of office space to Trico Envirometrics, Inc. described as Suite 102 (inclusive of Suite 210) of the commercial office building located at 4055 Faber Place Drive in The Executive Park at Faber Place in North Charleston, South Carolina (the "Demised Premises"), pursuant to that certain office lease dated January 17, 1996 (the "Lease"); and

     WHEREAS,   Envirometrics,   Inc.  is  the  successor  by  merger  to  Trico
Envirometrics, Inc., and therefore, is now the tenant under the Lease;

     WHEREAS, Sublessee desires to sublease a portion of the Demised Premises known as Suite 201 consisting of approximately 6243 square feet rentable and Sublessor desires to sublet Suite 201 to Sublessee;

     WHEREAS, Landlord consents to this Sublease, and all of the requirements set forth in Section 10 of the Lease have been completely satisfied.

     NOW, THEREFORE, in consideration of the mutual promises and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Sublessee hereby takes and leases from Sublessor approximately 6243 square feet rentable in the Demised Premises known as Suite 201 (the "Premises") in the commercial office building located at 4055 Faber Place in The Executive Park at Faber Place in North Charleston, South Carolina, according to the terms and conditions of the Lease which is attached hereto as Exhibit A and incorporated by reference as fully as if set forth herein. All defined terms contained in the Lease shall be used herein with the same meaning unless otherwise expressly defined herein. Sublessee acknowledges that it has received a copy of the lease and has reviewed it to its satisfaction. The parties agree as follows:

     1. Incorporation of Recitals. The above recitals are incorporated herein by reference.

     2. Incorporation of Lease Amendment. Except as provided herein, the terms and conditions of the Lease are incorporated into this Sublease by reference. All of the obligations contained in the Lease, except as modified and amended by this Sublease, and all rights and privileges conferred upon Sublessor as tenant therein, are hereby also conferred and imposed upon Sublessee. Sublessee covenants and agrees to fully and faithfully perform the terms and conditions of the Lease and this Sublease. Sublessee shall not do or cause to be done or suffer or permit any act to be done which would or might cause the Lease, or the rights of the Sublessor under the Lease to be endangered, canceled, terminated, forfeited or surrendered, or which would or might cause Sublessor to be in default thereunder or liable for any damages, claim or penalty.

     3. Term; Payment of Rent. Sublessee shall lease the Premises from Sublessor commencing as of February 1, 1996 and continuing until January 31, 1999 at the following rent schedule:

Effective Dates       Rate            Annual            Monthly

02/01/96 - 01/31/97   $14.63         $91,335.09        $7,611.26
02/01/97 - 01/31/98   $15.86         $99,013.98        $8,251.16
02/01/98 - 01/31/99   $16.49         $102,947.07       $8,578.92

     such amounts listed above should be paid in advance on the fifteenth day of each month during the term of this Sublease, and shall be due and owing without notice, demand, abatement, deduction or set-off.

     Rent and any other charges to be paid by Sublessee to Sublessor will be paid when due at such times as are specified above directly to Landlord with verification of payment to be sent to:

     c/o  Envirometrics,  Inc. 9229 University  Boulevard  Charleston,  SC 29406
Attention: Walter H. Elliott, III

     4. Indemnification. Sublessee hereby agrees to defend, indemnify, and save Sublessor harmless from any liability resulting from any claim, action or suit made against Sublessor by Landlord in connection with Sublessee's breach of the Lease or this Sublease.

    5. Notices. Any notice, demand or other instrument or written communication required or permitted to be given, or served hereunder, shall be made or delivered by hand delivery or by mailing the same certified mail, postage prepaid, and, if to Sublessor addressed as follows:

                    c/o Envirometrics, Inc.
                    9229 University Boulevard
                    Charleston, SC 29406
                    Attention:      Walter H. Elliott, III

                  and to Sublessee addressed as follows:

                           Trico Engineering Consultants, Inc.
                           4055 Faber Place Drive, Suite 201
                           Charleston, SC 29405
                           Attention:      Andrew C. Gillette, Jr.

     7. Consent. Landlord hereby consents to the Sublease set forth herein. This sublease may not be assigned, sublet or otherwise transferred without the prior written consent of Landlord as set forth in Section 1 0 of the Lease.

     8. Binding Agreement. This Sublease applies to and inures to the benefit of, and binds all parties hereto and their respective heirs, legal representatives, successors and assigns. This Sublease shall be construed in accordance with the laws of the State of South Carolina.

     IN WITNESS WHEREOF, the parties herein execute this Sublease for the purpose herein expressed the day and year first written above. Signed, sealed and delivered in the presence of:


WITNESSETH:                   SUBLESSOR:
                              ENVIROMETRICS, INC., successor by merger to Trico
                              Envirometrics, Inc.
                              By:

                              Name:        Walter H.  Elliott, III
                              Title:       President and CEO

                              SUBLESSEE:
                              TRICO ENGINEERING CONSULTANTS, INC.

                              By:

                              Name:  Andrew C. Gillette, Sr.
                              Title:       President